EXHIBIT 8(a)(1)

Amendment to Participation Agreeement (ATST)

AMENDMENT NO. 28 TO

PARTICIPATION AGREEMENT

BETWEEN

AEGON/TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 28 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between AEGON/Transamerica Series Trust and Western Reserve Life Assurance Co. of Ohio (the “Parties”).

Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2007

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	WRL Series Life Account
WRL Series Annuity Account
Separate Account VA U
Separate Account VA V
WRL Series Life Account G
Separate Account VA AA

Policies:	The Equity Protector
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer®
WRL Freedom Bellwether®
WRL Freedom Conqueror ®
WRL Freedom Wealth Protector
C.A.S.E. Reserve Variable Annuity
Meridian Sector Variable Annuity
WRL Freedom Wealth Creator®
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier®
WRL Freedom Access®
WRL Freedom Enhancer®
WRL Freedom SelectSM Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier® II
WRL Freedom Access® II
WRL Freedom Enhancer® II
WRL Freedom Premier® III Variable Annuity
WRL Xcelerator
WRL Freedom Elite Builder II
WRL Freedom Multiple
WRL Freedom Elite Builder III
WRL ForLife
WRL Benefactor
WRL Capital Creator
WRL Freedom Advisor

AMENDED SCHEDULE B (continued)

Portfolios:	AEGON/Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares except as noted

Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio
Asset Allocation – Moderate Growth Portfolio
American Century Large Company Value
BlackRock Large Cap Value
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Global Real Estate Securities
Federated Market Opportunity
International Moderate Growth Fund
JPMorgan Core Bond
JPMorgan Enhanced Index
JPMorgan Mid Cap Value
Jennison Growth
Legg Mason Partners All Cap
Marsico Growth
MFS High Yield
MFS International Equity
Munder Net50
PIMCO Total Return
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Templeton Transamerica Global
Third Avenue Value
Transamerica Balanced
Transamerica Convertible Securities
Transamerica Equity
Transamerica Equity II (Service Class Shares currently not being offered)
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Science and Technology
Transamerica Small/Mid Cap Value
Transamerica Strategic Selection Fund (effective August 1, 2007)
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Large Cap Core
Van Kampen Mid-Cap Growth

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of May, 2007, in its name and on its behalf by its duly authorized representative.

AEGON/TRANSAMERICA SERIES TRUST		WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By its authorized officer,		By its authorized officer,

By:		By:
	Christopher A. Staples		Priscilla I. Hechler
Title:	Senior Vice President	Title:	Assistant Vice President and Assistant Secretary